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                                                                 EXHIBIT 10.60.1


                                SALARY AMENDMENT
                          Dated as of September 1, 2001
                                       To
                              EMPLOYMENT AGREEMENT


WHEREAS, ACTV, INC. ("ACTV") and JOEL HASSELL ("Employee") are parties to an employment agreement (as the same may have been amended prior to the date hereof, the "Employment Agreement") pursuant to which ACTV or an affiliate of ACTV currently employs Employee; and

WHEREAS, in a joint effort to address ACTV's current financial needs, ACTV desires, and Employee has agreed, to amend the Employment Agreement, effective as of September 1, 2001, to effect a reduction in the annual salary currently being paid to Employee thereunder;

NOW, THEREFORE, in consideration of the premises, the parties hereby agree as follows:

1. Salary Reduction. During the period commencing on the date hereof to and including the earliest of (i) such date (if any) as the Chief Executive Officer of ACTV may, in his sole discretion, hereafter rescind this instrument for and on behalf of ACTV by written notice to Employee, (ii) the date (if any) of any final disposition of all or substantially all of ACTV's stock, businesses and/or assets or (iii) the date (if any) of any "transfer of control" (as such term is hereinafter defined) (the date of any such rescission, disposition or transfer of control, whichever shall first occur, being a "Rescission Date"), Employee shall accept a $30,000.00 reduction in his current annual salary, with the result that from and after September 1, 2001 to and including the Rescission Date, Employee's annual salary under his Employment Agreement (exclusive of any bonus or other compensation payable thereunder) shall, notwithstanding any provision of Employee's Employment Agreement to the contrary, be Two Hundred Twenty Thousand dollars ($220,000.00), less applicable withholding taxes and other payroll deductions required by law, payable in accordance with ACTV's customary payroll practices. Nothing herein shall be deemed to obligate ACTV (or any ACTV affiliate) to pay to Employee, prior to, upon or after the Rescission Date (if any), any sum that Employee shall have foregone prior thereto as a consequence of this instrument, except as herein otherwise expressly provided in
Section 2 below.

For purposes hereof, a "change of control" shall be deemed to occur upon the date that any of the following shall first occur:

(a) a person (other than a person who is an officer or a director of ACTV on the effective date hereof), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of ACTV securities having more than 50% of the combined voting power of such of the then outstanding securities of ACTV as may be cast for the election of directors of ACTV;


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(b) a merger of ACTV is consummated in which ACTV is not the surviving entity;
or

(c) ACTV's stockholders approve the dissolution or liquidation of ACTV.

2. Severance Adjustment. Any severance that shall become payable to Employee under his Employment Agreement during or after the term of this instrument shall be calculated without reference to either this instrument or the salary reduction effected hereby.

3. Waiver. By his acceptance and execution of this instrument, Employee acknowledges and confirms his consent hereto and waives any claim that the herein-specified reduction of his annual salary from the date hereof to and including the Rescission Date constitutes a breach of, or otherwise provides him with any right to terminate his employment under, his Employment Agreement.

4. Ratification. As hereinabove amended, Employee's Employment Agreement is hereby ratified and confirmed to be in full force and effect.

5. Governing Law. This instrument shall be governed by the laws of the State of New York, without reference to such State's laws governing conflicts of laws.

IN WITNESS WHEREOF, ACTV and the undersigned Employee have executed this instrument as of the date first set forth above.

                                     ACTV, INC.


                                     By: /s/ David Reese
                                         ---------------------------------
                                         Title:


                                     /s/ Joel Hassell
                                     -------------------------------------
                                              JOEL HASSELL
                                              ("Employee")